Exhibit 5

August 12, 2011

KBS International Holdings Inc.
Xin Fengge Building
Yupu Industrial Park
Shishi City, Fujian Province 362700
People’s Republic of China

Re:	KBS International Holdings Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to KBS International Holdings Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 2,457,016 shares (the “Shares”) of its common stock, $0.0001 par value per share, to be sold by certain selling stockholders of the Company under a Registration Statement on Form S-1 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation of the Company, as amended to date; (iii) the Amended and Restated Bylaws of the Company; (iv) the Common Stock Purchase Agreement dated March 11, 2011 related to the issuance of the Shares; (v) a specimen certificate representing the Common Stock; and (vi) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the registration of the Shares under the Securities Act of 1933, as amended (“Securities Act”), and such other matters as relevant. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

August 12, 2011 Page 2

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, were validly issued, and are fully paid and nonassessable.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of or compliance with any securities laws related to the issuance or resale of the Shares or the effect of the laws of any jurisdiction other than the State of Nevada.

This opinion letter has been prepared solely for use in connection with the transactions contemplated in the Registration Statement and may not be utilized or relied upon for any other purpose without our prior written consent. We disclaim any undertaking to advise you or any investor of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Lewis and Roca LLP

LEWIS AND ROCA LLP